EXHIBIT 10.39

AMENDED AND RESTATED

DEFERRED COMPENSATION AGREEMENT

This Agreement, made this __________  day of __________, by and between Madison Gas and Electric Company, located in Madison, Wisconsin, (hereinafter referred to as “MGE”); and __________  (hereinafter referred to as the “Employee”), shall be effective as of __________.

WITNESSETH:

WHEREAS, the Employee is employed as an Officer of MGE; and

WHEREAS, the Employee has rendered valuable services to MGE; and

WHEREAS, MGE desires to benefit from the Employee’s continuing loyalty, service and counsel and to assist the Employee in providing for retirement as well as the contingencies of Disability (as defined below) and death; and

[WHEREAS, the Employee and MGE previously entered into a Deferred Compensation Agreement on        (the “Grandfathered Agreement”), which is amended and restated by this Agreement; and]

[WHEREAS, the terms of this Agreement are applicable only to amounts deferred under this Agreement after December 31, 2004, and amounts deferred under the Grandfathered Agreement on or before December 31, 2004 remain subject to the terms of the Grandfathered Agreement as in effect as of December 31, 2004.]

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, it is hereby agreed as follows:

SECTION 1. – EMPLOYMENT

a.

MGE agrees to employ the Employee and the Employee agrees to serve MGE in such capacity or capacities as designated from time to time by the Board of Directors of MGE (hereinafter referred to as the “Board”), until such employment is terminated by either party for any reason, including the resignation by the Employee, or the reclassification of the Employee by the Board, from the position as an Officer of the Company.

b.

The Employee agrees to devote his/her business time, attention, skill and efforts during the term of his/her employment, to the faithful and diligent performance of his/her duties to MGE, and that he/she will at all times serve and further the best interests of MGE to the best of his/her abilities.

SECTION 2. - COMPENSATION

MGE shall pay the Employee during his/her term of employment with MGE, such monthly salary as the Board may determine from time to time, together with deferred compensation payable hereunder, as provided in Section 5 hereof.

SECTION 3. - ADMINISTRATION

The Fiduciary Investment Committee of the Company (the “Committee”) shall have the duty of administering the terms and conditions of this Agreement, except for Section 1 a., Section 2 and Section 10 hereof. Actions taken by the Committee shall be binding on MGE and the Board, and the Employee directly affected thereby. In the absence of such a Committee, the Board shall administer this Agreement.

SECTION 4. -  DEFERRALS; ACCOUNTING

a.

MGE shall establish a bookkeeping reserve for the Employee (hereinafter called “Deferred Compensation Account”). The Deferred Compensation Account shall serve solely as a device for determining the amount of deferred compensation to be paid to the Employee at the later time herein provided, and shall not constitute or be treated as a segregated trust fund of any kind, it being expressly provided that the amounts credited to the Deferred Compensation Account shall be and remain the sole property of MGE; and shall at all times continue to be part of MGE’s general funds. The Employee and any designated beneficiary hereunder shall have no proprietary rights of any nature whatsoever with respect to the Deferred Compensation Account, unless and until such time as a payment is made to the Employee from the amounts credited to the Deferred Compensation Account as hereinafter provided, and then only as to the amount of such payment, and only to the extent of any unsecured general creditor of MGE.

b.

Commencing on __________ and ending on __________, and each succeeding calendar year during the term of Employee’s employment, MGE shall credit to the Employee’s Deferred Compensation Account the amount or portion of the Employee’s compensation for each calendar month as the Employee has previously designated in writing prior to __________.

c.

With respect to any succeeding calendar year, the Employee shall have the right to change the amount of his/her compensation designated to be deferred, provided that, the Employee must notify MGE in writing prior to the beginning of the year the change is to be effective that he/she desires to change the amount or portion of compensation for such year to be deferred.

d.

For each calendar month during the term of this Agreement, amounts credited to the Employee’s Deferred Compensation Account shall earn interest at the rate quoted at the close of the preceding June 30 or December 31, as applicable, on U.S. Treasury Bills having a 26-week maturity, increased by one percentage point, compounded monthly, provided however, that in no event shall the interest rate be less than seven percent (7%) per annum, compounded monthly.

SECTION 5. – TIME OF PAYMENT

a.

Payments from the Deferred Compensation Account, pursuant to Section 6 hereunder, shall commence upon the Employee’s Separation from Service (as defined below) with MGE, unless payable sooner in accordance with subsection b. or c. of this Section 5.

A “Separation from Service” means a termination of services provided by the Employee to MGE, as determined by MGE in accordance with Treasury Regulation section 1.409A-1(h), but excluding a termination of services by reason of the Employee’s death or Disability.  In determining whether the Employee has experienced a Separation from Service, the following provisions shall apply:

(1)

Subject to subsection (2) below, the Employee’s Separation from Service shall occur when the Employee has experienced a termination of employment with MGE.  The Employee shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Employee and MGE reasonably anticipate that either:

(A)

no further services will be performed for MGE after a certain date; or

(B)

that the level of bona fide services the Employee will perform for MGE after such date (whether as an employee or consultant) will permanently decrease to no more than 20% of the average level of bona fide services performed by such Employee (whether as an employee or consultant) over the immediately preceding 36-month period (or the full period of services to MGE if the Employee has been providing services to MGE for less than 36 months).

(2)

If the Employee is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Employee and MGE shall be treated as continuing intact, provided that the period of such leave does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with MGE under an applicable statute or by contract.  If the period of a military leave, sick leave, or other bona fide leave of absence exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Agreement as of the first day immediately following the end of such six-month period.  In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if the leave of absence is approved by MGE and there is a reasonable expectation that the Employee will return to perform services for MGE.

b.

If the Employee dies while in the employment of MGE, or if a terminated Employee dies prior to receiving his/her entire Deferred Compensation Account balance, the unpaid balance, unless otherwise designated, will be paid as promptly as possible in a lump sum to the same beneficiary the Employee has designated under the MGE Group Life Insurance Plan. Such beneficiary designation and lump sum method of payment may be changed to a method described in Section 6 a. (2) by the Employee in writing delivered to MGE at any time prior to his/her death, provided, however, that any such change shall be irrevocable and shall not be effective until 12 months after the date on which it is made.  If the Employee does not designate a beneficiary, or if no designated beneficiary survives the Employee, then the balance of the Deferred Compensation Account shall be paid as promptly as possible in a lump sum to the Employee’s estate. Upon the death of a surviving beneficiary who is entitled to receive or is receiving the Employee’s unpaid balance, payment shall be made as promptly as possible in a lump sum to the estate of such beneficiary.

c.

In the event that the Employee incurs a Disability (as defined below) while in the employment of MGE, payments from the Deferred Compensation Account shall begin in accordance with Section 6.  The Employee shall be deemed to have a “Disability” for these purposes, if the Employee no longer has the ability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

SECTION 6. – MANNER OF PAYMENT

a.

At the time of each deferral election pursuant to Section 4 b. or 4 c., the Employee may elect to have amounts credited to his/her Account pursuant to such election paid to the Employee in either of the following forms of payment:

(1)

a single lump sum; or

(2)

annual or semi-annual installments over a period of fifteen (15) years or less,

(3)

as elected by the Employee at the time of the election to defer such compensation.

b.

In the event that the Employee does not make a valid election of the form of payment at the time of a deferral election, payments from the Deferred Compensation Account of amounts with respect to such deferral election shall be made in the form of a single lump sum.  Notwithstanding the foregoing, if the Employee does not make a valid form of payment election with respect to the Employee’s deferral election relating to any calendar year beginning on or after January 1, 2009, such form of payment election shall be deemed to be the same as the Employee’s most recently filed form of payment election, if any, for deferrals made by the Employee in any preceding calendar year.

c.

The first installment payment referred to herein, shall be paid on the first day of the month next following Employee’s Separation from Service. If the Employee dies or incurs a Disability while in the employment of MGE, installment payments elected to be made to the Employee or the Employee’s designated beneficiary, as applicable, shall commence on the first day of a month selected by the Committee, but not later than 90 days after the Employee’s death or Disability, as applicable.  Any lump sum payment shall be paid as promptly as possible following the event giving rise to such payment under this Agreement.

d.

Wherever installment payments are referred to or provided for in this Agreement, interest on the unpaid balance from time to time outstanding in the Deferred Compensation Account, shall continue to accrue and be credited as provided for in Section 4 d. of this Agreement.

e.

Notwithstanding any provision of this Agreement to the contrary, if on the date of the Employee’s Separation from Service, the Employee is a “specified employee” within the meaning of Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), payments made with respect to amounts deferred under this Agreement [on or after January 1, 2005], shall begin on the first business day of the seventh full month following the date of the Employee’s Separation from Service (with interest credited through such business day on such deferred amounts in accordance with Section 4 d.).  In the case of installment payments, the first such deferred payment described in the preceding sentence shall include the aggregate amount (and applicable interest) that, but for this subsection e, would have been paid to the Employee during the period between the Employee’s Separation from Service and the date on which the payments begin pursuant to this subsection e.  This subsection e. shall not apply to payments on account of the Employee’s death or Disability.  [In addition, amounts deferred under the Grandfathered Agreement on or before December 31, 2004 are considered “grandfathered” for purposes of Section 409A of the Code, and, accordingly are not subject to the restrictions described in this subsection e as set forth in the Grandfathered Agreement.]

SECTION 7. – NONASSIGNABILITY

Any amount payable from the Deferred Compensation Account shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind, by will, or by inter vivos instrument.

SECTION 8. - INCAPACITY

Every person receiving or claiming payments hereunder shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in form and manner acceptable to the Committee, that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of his/her estate has been appointed. In such event payments shall be made to such guardian or conservator, provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any such payment so made shall be a complete discharge of any liability therefor.

SECTION 9. – EMPLOYMENT AT WILL

Nothing contained herein shall be construed as giving to the Employee any right to be retained in the service of MGE, limiting in any way the right of MGE to terminate the Employee’s employment at any time, or evidencing any agreement or understanding, express or implied, that MGE will employ the Employee in any particular position or at any particular rate of compensation.

SECTION 10. – AMENDMENT AND TERMINATION

The Board of MGE reserves the right to amend, modify, terminate, or discontinue this Agreement at any time; provided, however, that (i) no such amendment shall be effective if it would cause any amount deferred hereunder to be included in the Employee’s income pursuant to Section 409A of the Code, and (ii) no such action shall reduce the then amount credited to the Deferred Compensation Account or change the time and manner of payment of such amount determined in accordance with the provisions of Section 5 hereof, or reduce the amount to be credited in accordance with Section 4 hereof on the balance from time to time of the Deferred Compensation Account, without the consent of the Employee, if living, or his/her designated beneficiary or beneficiaries, if the Employee is not living. Neither MGE nor any officer or director of MGE shall be liable for any act or failure to act hereunder, except from gross negligence or fraud.

SECTION 11. – SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of MGE, its successors and assigns, and the Employee and his/her heirs, Personal Representatives, and legal representatives.

SECTION 12. – GOVERNING LAW

This Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Wisconsin.

SECTION 13. – COMPLIANCE WITH SECTION 409A OF THE CODE

This Agreement is intended to comply with the provisions of Section 409A of the Code, and shall be interpreted and construed accordingly.  MGE shall have the discretion and authority to amend this Agreement at any time to satisfy any requirements of Section 409A of the Code, as amended or guidance provided by the U.S. Treasury Department to the extent applicable to this Agreement.  By accepting this Agreement, the Employee agrees that no provision of this Agreement or any communications related to this Agreement shall be interpreted as guaranteeing the tax consequences or treatment of any amounts payable to the Employee under this Agreement.  All references in this Agreement to a payment being made “as promptly as possible” shall mean that such payment shall be made in all instances within 90 days following the event giving rise to such payment.

IN WITNESS WHEREOF, MGE has caused this Agreement to be executed by its duly authorized officers and the Employee has hereunto set his/her hand as of the date first above written.

EMPLOYEE

By: _______________________________________________

MADISON GAS AND ELECTRIC COMPANY

By: _______________________________________________